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                                                                    EXHIBIT 16



July 1, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read Item 4 of BancFirst Corporation's Form 8-K dated July 1, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,



Price Waterhouse, L.L.P.
Oklahoma City, Oklahoma